Exhibit 23.2

First Financial Bank Building 400 Pine Street, Ste. 600, Abilene, TX 79601 325.672.4000 / 800.588.2525 / f: 325.672.7049 www.dkcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2017, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Eagle Bancorp Montana, Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Certified Public Accountants

Abilene, Texas

May 24, 2017